Exhibit 99.1

Great Elm Capital Corp. (“GECC”) Issues $22 Million of Additional GECCI Notes

PALM BEACH GARDENS, Florida., July 9, 2024 – Great Elm Capital Corp. (the “Company” or “GECC”), (NASDAQ: GECC), a business development company, today announced it issued $22 million of additional 8.50% notes due 2029 (the “GECCI Notes”) in a registered direct offering to an institutional investor.

“We are pleased to announce this tack-on debt financing on the heels of our $12 million equity raise at NAV last month, further optimizing our weighted average cost of capital,” said Matt Kaplan, GECC’s Chief Executive Officer. “Our ability to attract capital from institutional partners is a testament to the strength of our platform.”

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

Source: Great Elm Capital Corp.